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                                                                    Exhibit 23.2


The Partners
CapRock Fiber Network, Ltd.


We consent to the use of our report related to CapRock Fiber Network, Ltd. included herein and to the reference to our firm under the headings "Summary Supplemental Consolidated Condensed Financial Data," "Selected Supplemental Consolidated Financial Data of CapRock," "Selected Historical Financial Data of the Partnership" and "Experts" in the prospectus.

                                             KPMG PEAT MARWICK LLP



Dallas, Texas
September 28, 1998